Exhibit 10.27

Termination of Employment Agreement

Made in Tel Aviv on the 28 day of the month of June in the year 2007

Between:	Ness AT Ltd
of Kiryat Atidim Building 4, Tel Aviv
	(hereinafter: the “Company”)	Of the first part

And between:	Ytzhak Edelman I.D. 50066174
of 4 Duchifat St. Tel Mond
	(hereinafter: the “Manager”)	Of the second part

According to the following terms -

WHEREAS the Manager was employed by the Company pursuant to the terms of an Employment Agreement dated April 21, 2005 (hereinafter, the “Employment Agreement”); and

WHEREAS the Manager requested to terminate his employment at the Company and leave his job position as CFO of the Company commencing on April 1, 2007; and

WHEREAS the parties wish to reach an agreement on the terms of the Manager’s retirement from the Company, taking into consideration, inter alia, the terms of his employment at the Company, the Company’s recognition of the Manager’s contribution to the Company’s business, his unique acquaintance of the Company and the know-how and expertise he accumulated in resolving problems in the course of his employment and the Company’s need to also avail itself of the Manager’s services from time to time in the future; and

WHEREAS the parties wish to reach agreement on the Manager’s continued obligation to the Company on matters of confidentiality and restriction on competition and the remuneration he shall receive on account thereof, as set forth below in this Agreement.

Now therefore the parties hereto agree as follows:

1.	Preamble

1.1	The Preamble to this Agreement constitutes an integral part hereof.

1.2	The section headings are given for convenience of reference only and shall not affect the interpretation of this Agreement.

2.	Termination of actual Employment and Notice Period

2.1
The Manager’s actual employment at the Company shall terminate on April 1, 2007 (hereinafter, the “Date of Actual Termination of Employment”). Commencing on the Date of Actual Termination of Employment the Manager shall cease to serve in office as an officer of the Company or its subsidiaries or affiliated companies and the Manager shall sign any document required for this purpose.

2.2
The parties hereby agree that their signature on this Agreement renders unnecessary the Manager’s duty to give notice on termination of his employment pursuant to his Employment Agreement and the Manager shall not be obligated to give further notice beyond as stated in this Agreement.

2.3
The notice period to which the Manager is entitled pursuant to the Employment Agreement shall commence on April 1, 2007. The notice period shall terminate on September 30, 2008 and on this date the employer-employee relationship between the parties shall also terminate (hereinafter, the “Date of Termination of the Employment Relationship”).

2.4
The Manager shall not be required to actually work at the Company during the notice period. However, in this period, the Manager shall cooperate with the Company, if necessary, to the minimum degree necessary. The Manager’s assistance shall be subject to prior coordination with him and obtaining his consent to the dates and scope of hours necessary for this purpose.

2.5
In the course of the notice period the Company shall continue to grant the Manager all the benefits to which he is entitled pursuant to the provisions of the Employment Agreement, including use of the Company vehicle and cellular phone, contributions to provident and other funds, accumulation of seniority for social benefits (provident funds, vacation and sick leave) etc. as if he had actually continued to work.

2.6	Moreover, the Manager shall receive the following payments:

2.6.1
Monthly wage of NIS 31,000 plus social provisions to which the Manager is entitled on account of this amount, including a pension plan and/or pension fund and advanced study fund, during the 18 month notice period.

2.6.2	A retirement grant in the sum of NIS 1,712,921 which shall be deposited in the Retirement Grants Fund, as defined in section 5 below on the date of execution of this Agreement.

2.7
It is hereby agreed that if the Manager requests to terminate the employment relationship with the Company on an earlier date than that determined in this Agreement, he shall be able to do so, and in such circumstances the Company shall pay the Manager the balance of the amounts owed to him under subsection 2.6.1 above in one payment, within 7 days of the date of receipt of such a request. The employer-employee relationship between the parties shall terminate on the date of receipt of the balance of monies by the Manager.

3.	Non-Competition

3.1
The parties hereby agree that the Manager’s period of non-competition under the Employment Agreement shall be extended by six further months (so that it shall be 18 months after the Date of Termination of the Employment Relationship).

3.2
As special remuneration for the non-competition period and its extension, and in order that the non-competition clause in the Employment Agreement shall remain in force pursuant to the case law of the courts and labor courts on the date of execution of this Agreement, the Company shall pay the Manager a sum of 950,000 NIS (hereinafter, the “Special Consideration for Non-Competition”).

3.3
The Special Consideration for Non-Competition shall be transferred to the Retirement Grants Fund on the date of execution of this Agreement and the rules set forth below in this Agreement shall apply thereto.

4.	Directors & Officers Liability Insurance

4.1
The Company shall undertake to pay the payments necessary for including the Manager in a directors and officers liability insurance on account of his employment and position at the Company and its subsidiaries and affiliated companies.

4.2
The Company declares that it acted and shall act as aforesaid even after the Manager’s actual termination of employment and it shall also continue to make such payments after the execution of this Agreement and until termination of all the limitation periods for a claim against him.

5.	Retirement Grants Fund

5.1	The Company shall appoint a trustee (hereinafter, the “Trustee”) who shall act to ensure performance of this Agreement and the Trust Agreement attached as Appendix A of this Agreement.

5.2	The Trustee shall be registered as an irrevocable beneficiary of the policy / the Manager’s increased retirement grants deposit, in the beneficiary’s lifetime clause.

5.3
On the Date of Termination of the Employment Relationship or in the event of the death of the Manager prior to such date (hereinafter, the “Entitling Event”), the Company shall instruct the entity managing the Retirement Grants Fund and the Trustee to transfer to the Manager or the beneficiaries appointed by the Manager (as the case may be), the amounts accumulated to his credit in the Retirement Grants Fund, including any profit accumulated on account thereof.

5.4
The Company shall instruct the entity managing the Retirement Grants Fund and the Trustee to transfer of the monies, as stated above, by no later than 30 days after the date of the occurrence of the Entitling Event and the submission of all documents and certificates necessary under the provisions of any law.

5.5
Any tax or other compulsory payment, as they may be from time to time, of any type whatsoever, on account of payment of the monies accumulated in the Retirement Grants Fund or for the profits on account thereof, shall be payable by the Manager, and upon his death, shall be payable by the beneficiaries to be determined by the Manager.

5.6
The Manager declares and agrees that he shall not be entitled to assign, impose a lien, grant or transfer in any manner whatsoever his right to receive the monies accumulated in the Retirement Grants Fund, including any profits on account thereof, apart from a transfer to beneficiaries to be determined by the Manager in the event of his death.

6.	Activities of the Parties on the Date of Termination of the Employment Relationship

6.1
In addition to the payments mentioned above, the Company shall deliver to the Manager letters of release for the pension plan (including on account of the severance pay component) and for the advanced study fund managed in his favor, within 15 days of the Date of Termination of the Employment Relationship.

6.2
On the Date of Termination of the Employment Relationship the Company shall assign to the Manager his rights as they may be, vis-a-vis the leasing company in all matters relating to the acquisition of the Company vehicle which had been provided for his use.

6.3
The cellular phone affixed in the vehicle shall be transferred to the ownership of the Manager, and he shall also have transferred into his ownership the cellular phone used by him until the Date of Termination of the Employment Relationship, all at no charge.

6.4
Furthermore, the laptop computer used by the Manager in the course of his term of employment shall be gratuitously transferred to the ownership of the Manager, subject to the removal of any information belonging to the Company.

7.	No Claims or Contentions

7.1
The Company hereby certifies that upon the execution of this Agreement and subject to performance and compliance with its terms, it or any person acting on its behalf does not have and shall not have any contention and/or claim of any kind or form whatsoever against the Manager or any one acting on his behalf apart from the fulfillment of his duties to keep confidentiality, non solicitation of employees and non-competition under the Employment Agreement as extended in this Agreement.

7.2
The Manager declares that payment and/or release and/or performance of the payments and rights mentioned in this Agreement and the Employment Agreement and settling of accounts amounts constitute absolute and final payment of all that is owed to him from the Company or any other company from the Ness Technologies Inc. group or anyone acting on their behalf and of all his claims or demands vis-א-vis the Company, including on account of wages, bonuses, severance pay, vacation days and redemption of vacation days, sick pay, notice period and redemption of notice period, recuperation pay, travel fees, holiday gifts, reimbursement of any expenses whatsoever, courses and professional seminars, any social benefits (including pension plan, advanced study fund, etc.), any payment related to and/or derived from the Manager’s rights under any incentive plan and/or grants of any kind whatsoever.

7.3
For the removal of any doubt it is hereby clarified that the provisions of section 7.2 above shall not constitute a waiver of the options to which the Manager is entitled by virtue of the Employment Agreement and that the conditions agreed between the parties in the Employment Agreement and its appendices shall apply.

8.	Taxation and Compulsory Payments

8.1
The amounts under this Agreement - excluding payments or benefits to which the Manager is entitled to receive in net values or with tax gross up - are gross amounts and any tax and/or any compulsory payment applying to them under the provisions of any law, shall be paid by the Manager.

8.2
The Company shall deduct any tax and/or compulsory payment applying as aforesaid and any personal deduction applying to the Manager under the provisions of any law or agreement and pursuant to approvals the Manager shall submit to the Company from the tax authorities, if any.

8.3
It is hereby agreed and clarified that the Company shall not deduct taxes or compulsory payments at source from the payments it shall transfer to the Retirement Grants Fund and that at the time of withdrawal of the monies from the Fund, all tax liabilities as shall be in force on the date of withdrawal shall apply to the Manager.

8.4
For the removal of any doubt it is hereby clarified that the payments mentioned as a limitation in subsection 8.1 above (viz., payments paid in net values) include the Company’s payments to the Manager on account of the value of the use of the vehicle and the payments to the advanced study fund.

9.	Status of Agreement

9.1	This Agreement and the Employment Agreement jointly reflect the consents of the parties with respect to the Manager’s termination of employment at the Company.

9.2
It is hereby clarified and agreed that this Agreement does not invalidate the consents of the parties as expressed in the Employment Agreement, except on issues expressly dealt with in this Agreement. Hence, on all issues not dealt with in this Agreement, the terms of the Employment Agreement shall continue to apply.

9.3	The Agreement is subject to the approval of Ness Technologies Inc. Stock Option and Compensation Committee.

10.	General

10.1	Israeli law shall apply to this contract and its interpretation.

10.2	Any modification of the provisions of this contract shall be in writing only and signed by both parties.

10.3	Any dispute between the parties in connection with and deriving from this contract shall be heard by the competent courts in Tel Aviv.

10.4
The addresses of the parties are as set forth in the preamble to this Agreement. Any notice sent by one party to the other party by registered mail shall be deemed to have been received within 72 hours of having been handed in at the post office for dispatch by registered mail. In the case of a notice sent by facsimile, it shall be deemed to have been received on the first business day after its transmission.

In witness whereof the parties hereto have set their hands and seals:

The Company

DATE: June 28, 2007	BY:	/s/ Issachar Gerlitz
		Name:	Issachar Gerlitz
		Title:	President & Chief Executive Officer

/s/ Ofer Segev
		Name:	Ofer Segev
		Title:	Chief Financial Officer

The Manager

DATE: June 28, 2007		/s/ Ytzhak Edelman
Ytzhak Edelman

Appendix A - Trust Agreement

Made in Tel Aviv on the 28 day of the month of June in the year 2007

BY AND BETWEEN:	Roi Poplaik and co, Trust Company
of 1 Linkolen Street,
Robinstein Tower Tel Aviv
	(hereinafter, the “Trustee”)	Of the first part

AND:	Ness AT Ltd.
of Kiryat Atidim Building 4 Tel Aviv
	(hereinafter: the “Company”)	Of the second part

AND:	Ytzhak Edelman I.D. 50066174
of 4 Duchifat St. Tel Mond
	(hereinafter: the “Manager”)	Of the third part

WHEREAS the Company and the Manager signed a termination of employment agreement of which this Agreement constitutes an Appendix; and

WHEREAS the Trustee was appointed by the Company to conduct the activities necessary to perform this Agreement and the Manager’s termination of employment agreement; and

WHEREAS the Trustee agrees to assume the performance of the activities stipulated in this Agreement and the termination of employment agreement, all in accordance with the definition of his function in the Trust Law, 5739-1979 (hereinafter, the “Law”).

Now therefore the parties hereto agree as follows:

1.	Preamble

1.1	The Preamble to this Agreement constitutes an integral part hereof.

1.2	The section headings are given for convenience of reference only and shall not affect the interpretation of the Agreement.

1.3	Terms not defined expressly in this Agreement shall be interpreted as stated in the termination of employment agreement.

2.	Activities and Duties of the Trustee

2.1
The Trustee shall be an irrevocable beneficiary to receive any amount accumulated in the Manager’s favor in the Retirement Grants Fund, as defined in the termination of employment agreement, including the profits accumulated on account thereof.

2.2
The Company shall open a special account for the purpose of management of the Retirement Grants Fund and for the purpose of performing the other activities under this Agreement and the termination of employment agreement (hereinafter, the “Special Account”).

2.3	The Company shall transfer monies to the Special Account pursuant to the provisions of the termination of employment agreement.

2.4
The Trustee shall approve the release of the amounts accumulated in the Special Account on the date of the Entitling Event, as defined in the termination of employment agreement and pursuant to the provisions of the termination of employment agreement.

3.	Obligations of the Company and the Manager

3.1
The Company and the Manager undertake to provide the Trustee with any information or approval, at his sole discretion, and to sign any document necessary in his opinion for performance of the activities he is obligated to perform under the termination of employment agreement, under this Agreement and under the provisions of any law.

3.2
The Manager hereby undertakes to indemnify the Trustee for any loss and/or damage and/or debt and/or expense incurred by him in connection with the fulfillment of his position under this Agreement, including and without derogating from the generality of the aforesaid, losses, damage and expenses incurred by him in consequence of raising any contentions on the part of any of the parties to this Agreement and/or the contentions of any third party whatsoever, and to be liable for his fee as agreed with him.

3.3	The Trustee shall act in good faith and loyally on behalf of the parties as set forth in this Agreement and the termination of employment agreement.

4.	General

4.1	No amendment, modification or addition to this Agreement shall be valid unless made in writing and signed by all the parties to this Agreement.

4.2
The addresses of the parties are as set forth in the preamble to this Agreement. Any notice sent by one party to the other party by registered mail shall be deemed to have been received within 72 hours of having been handed in at the post office for dispatch by registered mail. In the case of a notice sent by facsimile, it shall be deemed to have been received on the first business day after its transmission.

In witness whereof the parties hereto have set their hands and seals:

The Company

DATE: June 28, 2007	BY:	/s/ Issachar Gerlitz
		Name:	Issachar Gerlitz
		Title:	President & Chief Executive Officer

/s/ Ofer Segev
	Name:	Ofer Segev
	Title:	Chief Financial Officer

The Trustee

DATE: June 28, 2007	/s/ Roi Poplaik
Roi Poplaik

The Manager

DATE: June 28, 2007	/s/ Ytzhak Edelman
Ytzhak Edelman